CONSULTING SERVICES AGREEMENT

This consulting services agreement (the "**Agreement**") is between the Kenai Defense Company LLC, an Alaska limited liability company ("**Kenai**") and American Resources Corporation, a Florida Corporation (the "**Consultant**," and together with Kenai, the "Parties").

Kenai is a company doing business in defense contracting and wants to engage the Consultant to support the development of carbon nanomaterial technology under an Air Force contract as defined in this Agreement.

The parties therefore agree as follows:

1. **ENGAGEMENT; SERVICES.**

   (a) Engagement. If Kenai is awarded a prime contract with the Air Force Civil Engineer Center ("AFCEC under BAA FA8051-22-S-0001, Kenai will retain the Consultant to provide, and the Consultant shall provide, the services described in **Exhibit A** (the "**Services**").

   (b) Services. Without limiting the scope of Services described in **Exhibit A,** the Consultant shall:

   (i) perform the Services set forth in **Exhibit A.** However, if a conflict exists between this agreement and any term in **Exhibit A,** the terms in this agreement will control;

   (ii) devote as much productive time, energy, and ability to the performance of its duties under this agreement as may be necessary to provide the required Services in a timely and productive manner;

   (iii) communicate with Kenai about progress the Consultant has made in performing the Services;

   (iv) provide services (including the Services) and end deliverables that are satisfactory and acceptable to Kenai and free of material defects.

   (c) Kenai's Obligations. Kenai shall make timely payments of amounts earned by the Consultant under this agreement and notify the Consultant of any changes to its procedures affecting the Consultant's obligations under this agreement at least 15 days before implementing those changes.

2. TERM AND TERMINATION.

(a) **Term.** This agreement will become effective as described in section 21. Unless it is terminated earlier in accordance with subsection 2(b), this agreement will continue until September 30, 2024 (the "**Term**").

(b) **Termination.** This agreement may be terminated:

(i) by either party for a material breach of any provision of this agreement by the other party, if the other party's material breach is not cured within 5 days of receipt of written notice of the breach; or

(ii) by either party at any time and without prior notice, if the other party is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directives of Kenai or its affiliate institutions, or is guilty of serious misconduct in connection with performance under this agreement; or

(iii) by either party at any time with thirty (30) days prior written notice to the other party.

(c) **Effect of Termination.** After the termination of this agreement for any reason, Kenai shall promptly pay the Consultant for Services completed before the effective date of the termination.

3. COMPENSATION.

(a) **Terms and Conditions**. Kenai shall pay the Consultant in accordance with **Exhibit A.**

(b) **No Payments in Certain Circumstances.** No payment will be payable to the Consultant under any of the following circumstances:

(i) if prohibited under applicable government law, regulation, or policy;

(ii) if the Consultant did not perform the Services to the reasonable satisfaction of Kenai; or

(iii) if the Services performed occurred after the expiration or termination of the Term, unless otherwise agreed in writing.

(c) **No Other Compensation**. The compensation set out above and in **Exhibit A** will be the Consultant's sole compensation under this agreement.

(d) **Expenses.** The compensation set out in **Exhibit A** will be a fixed amount that will include compensation for any Expenses that the Consultant may incur in the performance of the Services.

(e) **Taxes.** The Consultant is solely responsible for the payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of the Services by the Consultant under this agreement, and for all obligations, reports, and timely notifications relating to those taxes. Kenai has no obligation to pay or withhold any sums for those taxes.

(f) **Other Benefits.** The Consultant has no claim against Kenai under this agreement or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

4. NATURE OF RELATIONSHIP; INVENTIONS.

(a) Independent Contractor Status.

(i) The relationship of the parties under this agreement is one of independent contractors, and no joint venture, partnership, agency, employer-employee, or similar relationship is created in or by this agreement. Neither party may assume or create obligations on the other party's behalf, and neither party may take any action that creates the appearance of such authority.

(ii) The Consultant has the sole right to control and direct the means, details, manner, and method by which the Services will be performed, and the right to perform the Services at any time, place, or location. The Consultant or the Consultant's staff shall perform the Services, and Kenai is not required to hire, supervise, or pay any assistants to help the Consultant perform those Services. The Consultant shall provide insurance coverage for himself and its staff, if any.

(iii) The Consultant shall have no right or authority to act for or on behalf of Kenai or any of Kenai's affiliates including any university, client, or entity. The Consultant shall have no power or authority to bind Kenai in any way, or to pledge its credit or to render it financially or legally liable for any purpose.

(b) Kenai Inventions. The Consultant has no right or interest in any work product resulting from the Services the Consultant performs for Kenai (collectively, the "**Kenai Inventions**"), unless the Kenai Inventions are fundamental to the direct commercialization of intellectual property that Kenai has licensed from the Consultant or a subsidiary of the Consultant. Kenai Inventions have been specially commissioned or ordered by Kenai as "works made-for-hire," as that term is defined in the United States Copyright Act, and Kenai is therefore the author and the owner of all rights in Kenai Inventions.

(c) Disclosure of Kenai Inventions. The Consultant shall promptly disclose in writing to Kenai all Kenai Inventions that the Consultant has authored, made, conceived, or first actually reduced to practice, alone or jointly with others.

5. USE OF TRADEMARKS.

The Consultant may use, reproduce, and distribute Kenai's service marks, trademarks, and trade names (if any) (collectively, the "**Kenai Marks**") in connection with the performance of the Services with Kenai's prior written approval. Any goodwill received from this use will accrue to Kenai, which will remain the sole owner of Kenai Marks. The Consultant may not engage in activities or commit acts, directly or indirectly, that may contest, dispute, or otherwise impair Kenai's interest in Kenai Marks.

6. CONFIDENTIAL INFORMATION.

(a) **Confidentiality.** During the Term, the Consultant may have access to or receive certain information of or about Kenai that Kenai designates as confidential or that, under the circumstances surrounding disclosure, ought to be treated as confidential by the Consultant ("**Confidential Information**"). Confidential Information includes information relating to Kenai or its current or proposed business, financial statements, budgets and projections, customer identifying information, potential and intended customers, employers, products, computer programs, specifications, manuals, software, analyses, strategies, marketing plans, business plans, and other confidential information, provided orally, in writing, by drawings, or by any other media. The Consultant will treat the Confidential Information as confidential and will not disclose it to any third party or use it for any purpose but to fulfill its obligations in this agreement. In addition, the Consultant shall use due care and diligence to prevent the unauthorized use or disclosure of such information.

(b) **Exceptions.** The obligations and restrictions in subsection (a) do not apply to that part of the Confidential Information the Consultant demonstrates:

(i) was or becomes generally publicly available other than as a result of a disclosure by the Consultant in violation of this agreement;

(ii) was or becomes available to the Consultant on a nonconfidential basis before its disclosure to the Consultant by Kenai, but only if:

A. the source of such information is not bound by a confidentiality agreement with Kenai or is not otherwise prohibited from transmitting the information to the Consultant by a contractual, legal, fiduciary, or other obligation; and

B. the Consultant provides Kenai with written notice of its prior possession either (I) before the effective date of this agreement or (II) if the Consultant later becomes aware (through disclosure to the Consultant) of any aspect of the Confidential Information as to which the Consultant had prior possession, promptly on the Consultant so becoming aware;

(iii) is requested or legally compelled (by oral questions, interrogatories, requests

for information or documents, subpoena, civil or criminal investigative demand, or similar processes), or is required by a regulatory body, to be disclosed. However, the Consultant shall:

A. provide Kenai with prompt notice of these requests or requirements before making a disclosure so that Kenai may seek an appropriate protective order or other appropriate remedy; and

B. provide reasonable assistance to Kenai in obtaining any protective order.

If a protective order or other remedy is not obtained or Kenai grants a waiver under this agreement, the Consultant may furnish that portion (and only that portion) of the Confidential Information that, in the written opinion of counsel reasonably acceptable to Kenai, the Consultant is legally compelled or otherwise required to disclose. However, the Consultant shall make reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any part of the Confidential Information disclosed in this way; or

(iv) was developed by the Consultant independently without breach of this agreement.

(c) Obligation to Maintain Confidentiality.

(i) **Confidentiality.** At all times during its work with Kenai, the Consultant shall hold in strictest confidence, and not use, except for the benefit of Kenai, or to disclose to any person, firm, or corporation without the prior written authorization of the Board of Directors of Kenai, any of Kenai's Confidential Information.

(ii) **Term.** The Consultant shall maintain the confidentiality and security of the Confidential Information until the earlier of: (i) such time as all Confidential Information disclosed under this agreement becomes publicly known and is made generally available through no action or inaction of the Consultant or (ii) the third anniversary of the termination of the Consultant's work with Kenai. However, to the extent that Kenai has disclosed information to the Consultant that constitutes a trade secret under law, the Consultant shall protect that trade secret for as long as the information qualifies as a trade secret.

(d) Remedy. Money damages may not be a sufficient remedy for any breach of this section by the Consultant and, in addition to all other remedies, Kenai may seek (and may be entitled to) as a result of such breach, specific performance and injunctive or other equitable relief as a remedy.

7. REPORTING.

The Consultant shall report to Kenai by providing a written summary report to Kenai on its progress no less than monthly. Reports shall consist of (1) hours worked by each

individual on the Consultant's team, (2) actual costs including travel, materials and supplies that the Consultant incurs in the delivery of the Services, (3) a task overview, (4) the status of any deliverables assigned to the Consultant to carry out, (5) any information that AFCEC may direct Kenai to obtain from the Consultant, and (6) any other information that Kenai may reasonably determine to be necessary.

8. RETURN OF PROPERTY.

Within 30 days of the expiration or earlier termination of this agreement, the Consultant shall return to Kenai, retaining no copies or notes, all Kenai products, samples, models, property, and documents relating to Kenai's business including reports, abstracts, lists, correspondence, information, computer files, computer disks, and other materials and copies of those materials obtained by the Consultant during and in connection with its work with Kenai. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork or creative work, notebooks, and similar items relating to Kenai's business, whether prepared by the Consultant or by others, remain Kenai's exclusive property.

9. INDEMNIFICATION.

(a) **Of Kenai by Consultant.** At all times after the effective date of this agreement, the Consultant shall indemnify Kenai and its directors, officers, employees, subcontractors, affiliates, and the like (collectively, the "**Kenai Indemnitees**") from all damages, liabilities, expenses, claims, or judgments (including interest, penalties, reasonable attorneys' fees, accounting fees, and expert witness fees) (collectively, the "**Claims**") that any Kenai Indemnitee may incur and that arise from:

(i) the Consultant's negligence or willful misconduct arising from the Consultant's carrying out of its obligations under this agreement;

(ii) the Consultant's breach of any of its obligations or representations under this agreement; or

(iii) the Consultant's breach of its express representation that it is an independent contractor and in compliance with all applicable laws related to work as an independent contractor.

(c) **Of Consultant by Kenai.** At all times after the effective date of this agreement, Kenai shall indemnify the Consultant from all Claims that the Consultant Indemnitees may incur arising from:

(i) Kenai's operation of business;

(ii) Kenai's breach or alleged breach of, or its failure or alleged failure to perform under, any agreement to which it is a party; or

(iii) Kenai's breach of any of its obligations or representations under this agreement. However, Kenai is not obligated to indemnify the Consultant if any of these Claims result from the Consultant's own actions or inactions.

10. FORCE MAJEURE.

A party will be not be considered in breach, or in default because of, and will not be liable to the other party for, any delay or failure to perform its obligations under this agreement by reason of fire, earthquake, flood, explosion, strike, riot, war, terrorism, or similar event beyond that party's reasonable control (each a "**Force Majeure Event**"). However, if a Force Majeure Event occurs, the affected party shall, as soon as practicable:

(a) notify the other party of the Force Majeure Event and its impact on performance under this agreement; and

(b) use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its or its obligations under this agreement.

11. GOVERNING LAW.

(a) **Choice of Law.** The laws of the State of Utah govern this agreement (without giving effect to its conflicts of law principles).

(b) **Choice of Forum.** Both parties consent to the personal jurisdiction of the state and federal courts having jurisdiction over Washington County, Utah.

(c) **Attorneys' Fees.** If either party employs attorneys to enforce any rights arising out of or relating to this agreement, the losing party shall reimburse the prevailing party for its reasonable attorneys' fees.

12. AMENDMENTS.

No amendment to this agreement will be effective unless it is in writing and signed by a party or its authorized representative.

13. ASSIGNMENT AND DELEGATION.

(a) **No Assignment.** Neither party may assign any of its or its rights under this agreement, except with the prior written consent of the other party. All voluntary assignments of rights are limited by this subsection.

(b) **No Delegation.** Neither party may delegate any performance under this agreement, except with the prior written consent of the other party.

(c) **Enforceability of an Assignment or Delegation.** If a purported assignment or purported delegation is made in violation of this section 14, it is void.

14. COUNTERPARTS; ELECTRONIC SIGNATURES.

(a) **Counterparts.** The parties may execute this agreement in any number of counterparts, each of which is an original but all of which constitute one and the same instrument.

(b) **Electronic Signatures.** This agreement, agreements ancillary to this agreement, and related documents entered into in connection with this agreement are signed when a party's signature is delivered by facsimile, email, or another electronic medium. These signatures must be treated in all respects as having the same force and effect as original signatures.

15. SEVERABILITY.

If any one or more of the provisions contained in this agreement is, for any reason, held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this agreement, but this agreement will be construed as if those invalid, illegal, or unenforceable provisions had never been contained in it, unless the deletion of those provisions would result in such a material change so as to cause completion of the transactions contemplated by this agreement to be unreasonable.

16. NOTICES.

(a) **Writing; Permitted Delivery Methods.** Each party giving or making any notice, request, demand, or other communication required or permitted by this agreement shall give that notice in writing and deliver such notice personally or via email. Email notice is deemed to be complete one day after delivery.

(b) **Addresses.** A party shall address notices under this section 17 to a party at the following email addresses:

If to Kenai:
Name: Jeremiah Riley
Email: jeremiah@kenaidefense.com
Address: PO Box 380301
Ivins, UT 84738

If to the Consultant:
Name: Gregory Jensen
Email: GQJ@AmericanResourcesCorp.com
Address: 12115 Visionary Way, Suite 174
Fishers, IN 46038

Effectiveness. A notice is effective only if the party giving notice complies with subsections (a) and (b) and if the recipient receives the notice.

17. WAIVER.

No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this agreement will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unless the writing so specifies.

18. ENTIRE AGREEMENT.

This agreement constitutes the final agreement of the parties. It is the complete and exclusive expression of the parties' agreement about the subject matter of this agreement. All prior and contemporaneous communications, negotiations, and agreements between the parties relating to the subject matter of this agreement are expressly merged into and superseded by this agreement. The provisions of this agreement may not be explained, supplemented, or qualified by evidence of trade usage or a prior course of dealings. Neither party was induced to enter this agreement by, and neither party is relying on, any statement, representation, warranty, or agreement of the other party except those set forth expressly in this agreement. Except as set forth expressly in this agreement, there are no conditions precedent to this agreement's effectiveness.

19. HEADINGS.

The descriptive headings of the sections and subsections of this agreement are for convenience only, and do not affect this agreement's construction or interpretation.

20. EFFECTIVENESS.

This agreement will become effective when all parties have signed it. The date this agreement is signed by the last party to sign it (as indicated by the date associated with that party's signature) will be deemed the date of this agreement.

21. NECESSARY ACTS; FURTHER ASSURANCES.

Each party shall use all reasonable efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the transactions this agreement contemplates or to evidence or carry out the intent and purposes of this agreement.

22. PRIME CONTRACT AWARD AS A CONDITION.

Each party agrees and acknowledges that the award of an Adequate Prime Contract under AFCEC BAA FA8051-22-S-0001 is a condition precedent to this agreement. An "Adequate Prime Contract" means a prime contract issued from AFCEC directly to

Kenai under BAA FA8051-22-S-0001 with funding levels that Kenai deems to be robust enough to fund the Services outlined in this agreement.

Each party is signing this agreement on the date stated opposite that party's signature.

Kenai Defense Company

Date: 8-23-22

By: ______________________
Name: Jeremiah Riley
Title: CEO

American Resources Corporation

Date: 8/23/2022

By: ______________________
Name: Mark Jensen
Title: CEO

EXHIBIT A

DUTIES, SPECIFICATIONS, AND COMPENSATION

1. **DUTIES.**

The Consultant shall us its best efforts to perform the following Services:

(i) Advise the Kenai research team on technical matters relating to nanomaterial production from coal feedstock;
(ii) Support Kenai in the finalization of bench scale production modeling and workflow visualization;
(iii) Assist in establishing the bench-scale carbon nanomaterial production apparatus including equipment identification and equipment integration;
(iv) Assist with carbon nanomaterial optimization for material characteristic enhancements;
(v) Collaborate with the Kenai research team on the design and finalization of the carbon nanomaterial production method to increase the scale of production; and
(vi) Support the Kenai – AFCEC research project as a technical advisor.

2. **COMPENSATION.**

The Parties have established a cost budget in support of the delivery of the Services. The budget is as follows:

[Intentionally blank, please see budget on following page]

American Resource Corp.												
Total Project		24										
Payroll Tax and Benefit %		-										
Labor	Category		Annual	Monthly	Hourly	Labor Hours	Direct Labor %	Direct Labor hours	Direct Labor Dollars	Indirect Labor %	Indirect Labor Hours	Indirect Labor Dollars
Lead Researcher - Dr. Gerardine Botte	Salary		50,000	6	325	154	1.00	154	50,000	0.00	-	0
Materials Scientist - Dr. Christian Alvarez	Salary		100,000	28	150	667	1.00	667	100,000	0.00	0	0
Executive / Administration - Greg Jensen	Salary		30,000	6	200	150	1.00	200	30,000	0.00	0	0
SUBTOTAL			**180,000**	**13**				**1,021**	**180,000**		**0**	**0**
Other Direct Costs												
Equipment			10,000									
Program Travel			10,000									
SUBTOTAL			**20,000**									
SUBTOTAL			**200,000**									
FEE		0%	0									
TOTAL			**200,000**									

Pursuant to the above budget, Kenai will pay the Consultant each month for hours worked, and actual costs incurred during the prior month in the performance of the Services. Along with each monthly report, the Consultant will invoice Kenai monthly for the Services performed in the prior month. Kenai will pay the Consultant no later than thirty (30) days from the receipt of each invoice.

Each party is signing this **Exhibit A** on the date stated opposite that party's signature.

Kenai Defense Company

Date: 8-23-22

By: ____________________
Name: Jeremiah Riley
Title: CEO

American Resources Corporation

Date: 8/23/2022

By: ____________________
Name: Mark Jensen
Title: CEO